Exhibit 99.1

STEVE KANIEWSKI COMPENSATION SUMMARY

1.	Named by the Board of Directors as President and Chief Operating Officer effective October 1, 2016.
2.	Base Salary: $575,000 per year.
3.	Continued participation in Valmont’s 2016 Global Utility Annual Incentive Plan with a target of 60% of January 1, 2016 base salary capped at 2x target.
4.
Continued participation in the performance share element of Valmont’s 2014-2016, 2015-2017, and 2016-2018 long term incentive plans, with a target of (i) 60% of prior base salary for the 2014-2016 plan and (ii) 85% of base salary from start date as COO (and 70% of base salary for periods prior to October 1, 2016) for the 2015-2017 plan and the 2016-2018 plan and capped at 2x target.

5.	Continued participation in the stock option element of Valmont’s long-term incentive plans, with eligibility for option grant in December 2016 with a target value of 85% of base salary.
6.	Participation in Valmont’s non-qualified deferred compensation plan, VERSP 401(k) plan, health and welfare benefit plans.